Exhibit 99.1

Halozyme Therapeutics, Inc. Announces Pricing of Upsized Private Offering of $1.3 Billion of Convertible Senior Notes due 2033
SAN DIEGO, CA, September 17, 2026 — Halozyme Therapeutics, Inc. (Nasdaq: HALO) (“Halozyme” or the “Company”), today announced the pricing of $1.3 billion aggregate principal amount of 1.50% convertible senior notes due 2033 (the “Convertible Notes”). The offering size was increased from the previously announced offering size of $1.05 billion aggregate principal amount of notes. The Company also granted a 13-day option to the initial purchasers to purchase up to an additional $200 million aggregate principal amount of the Convertible Notes. The Convertible Notes are being offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The Convertible Notes will be senior, unsecured obligations of the Company and will accrue interest payable semi-annually in arrears at an annual rate of 1.50%. The Convertible Notes have an initial conversion rate of 7.1509 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (which is equivalent to an initial conversion price of approximately $139.84 per share of the Company’s common stock, representing an initial conversion premium of approximately 27.5% above the closing price of $109.68 per share of the Company’s common stock on September 17, 2026). The conversion rate for the Convertible Notes is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a cash repurchase price of 100% of their principal amount plus accrued and unpaid interest. The Convertible Notes will mature on October 1, 2033, unless earlier redeemed, repurchased or converted in accordance with their respective terms prior to such date. Prior to the close of business on the business day immediately preceding April 1, 2033, the Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after April 1, 2033, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the Convertible Notes, the Convertible Notes will be convertible regardless of these conditions. The Company will settle conversions in cash and, if applicable, shares of the Company’s common stock, at the Company’s election. The Company expects to close the offering on September 22, 2026, subject to the satisfaction of various customary closing conditions.
In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions relating to the Convertible Notes with one or more financial institutions, which may include one or more of the initial purchasers of the Convertible Notes and/or their respective affiliates (collectively, the “Capped Call Counterparties”). The capped call transactions relating to the Convertible Notes initially cover, subject to customary adjustments, the number of shares of the Company’s common stock that will initially underlie the Convertible Notes. The cap price of the capped call transactions relating to the Convertible Notes is initially approximately $208.39 per share of the Company's common stock, representing a premium of approximately 90.0% above the last reported sale price of $109.68 per share of the Company's common stock on September 17, 2026, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, the Company may enter into additional capped call transactions with the Capped Call Counterparties.
The Company will receive net proceeds from the offering of approximately $1.275 billion (or approximately $1.471 billion if the initial purchasers exercise their option to purchase additional Convertible Notes in full), after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company expects to use approximately $162.5 million of the net proceeds of the offering to fund the cost of entering into the capped call transactions. The Company also expects to use a portion of the net proceeds of the offering to repurchase for cash approximately $151.7 million aggregate principal amount of its outstanding 0.25% convertible senior notes due 2027 (the “2027 Notes”) and $220.0 million aggregate principal amount of its outstanding 1.00% convertible senior notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the “Existing Convertible Notes”) for a total repurchase cost (including accrued and unpaid interest) of approximately $217.0 million of the 2027 Notes and a total repurchase cost (including accrued and unpaid interest) of approximately $435.5 million of the 2028 Notes, in each case concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliate, as the Company's agent (the “Note Repurchases”).
The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions, and, potentially, future note repurchases including repurchases of the Existing Convertible Notes from time to time following the offering or for the repayment of the Notes at maturity or upon early optional redemption at the Company’s discretion. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the net proceeds from the sale of additional notes to fund the cost of entering into additional capped call transactions.
The Note Repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Convertible Notes. The Company also expects that some existing noteholders may purchase or sell shares of the Company’s common stock in the market to hedge their exposure in connection with these transactions. The Note Repurchases and any associated hedging by holders could have affected or affect the market price of the Company’s common stock prior to, concurrently with or shortly after the pricing of the Convertible Notes, and could have also resulted in a higher effective conversion price for the Convertible Notes.
The capped call transactions relating to the Convertible Notes are generally expected to reduce the potential dilution to the Company’s common stock upon conversion of the Convertible Notes and/or offset the amount of any potential cash payments the Company may be required to make in excess of the principal amount of converted Convertible Notes, as the case may be, in the event that the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Convertible Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Convertible Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the Capped Call Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Convertible Notes at that time.
In addition, the Company has been advised that the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Notes and from time to time prior to the maturity of the Convertible Notes (and (x) are likely to do so during any observation period related to a conversion of the Convertible Notes, following any redemption of the Convertible Notes by the Company, or following any repurchase of the Convertible Notes by the Company in connection with any fundamental change and (y) are likely to do so following any repurchase of Convertible Notes by the Company other than in connection with any such redemption or any fundamental change if the Company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of the Company’s common stock or the Convertible Notes, which could affect a holder’s ability to convert its Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the number of shares of the Company’s common stock and value of the consideration that a holder will receive upon conversion of its Convertible Notes.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.
The offer and sale of the Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the Company is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether the Company will consummate the offering and the use of the net proceeds from the offering. Various factors could also adversely affect the Company’s operations, business or financial results in the future and cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which are filed with the Securities and Exchange Commission.

About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme's commercially-validated solution is used to facilitate the subcutaneous delivery of injected drugs and fluids, with the goal of reducing treatment burden and improving convenience. ENHANZE® has touched more than one million patient lives through ten commercialized products across over 100 global markets, and is licensed to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical, Acumen Pharmaceuticals, Merus N.V., GSK and Incyte.
Halozyme expanded its drug delivery technology portfolio to develop partner products using Hypercon™ and Surf Bio’s hyperconcentration technology. Hypercon™ is a microparticle technology with the potential to set a new standard in hyperconcentration of drugs and biologics by reducing injection volume for the same dosage and enabling administration in at-home and healthcare-provider settings. The addition of Surf Bio’s polymer-based hyperconcentration technology may further broaden the range of biologics that can be delivered subcutaneously. Together, we believe Hypercon™ and Surf Bio’s technology complement ENHANZE® by enabling creation and delivery of highly concentrated biologics. The Hypercon™ technology has been licensed to leading biopharmaceutical partners, including Janssen, Eli Lilly, argenx, Vertex Pharmaceuticals, and Oruka Therapeutics.
Halozyme also develops, manufactures and commercializes drug-device combination products using advanced auto-injector technologies designed to improve convenience, reliability and tolerability, enhancing patient comfort and adherence. The Company has two proprietary commercial products, Hylenex® and XYOSTED®, partnered commercial products and ongoing development programs with Teva Pharmaceuticals and McDermott Laboratories Limited, an affiliate of Viatris Inc.
Halozyme is headquartered in San Diego, CA, with offices in Ewing, NJ; Minnetonka, MN; and Boston, MA. Minnetonka is also the site of its operations facility.
Contacts
Tram Bui
VP, Investor Relations and Corporate Communications
609-333-7668
tbui@halozyme.com
Sydney Charlton
Teneo
917-972-8407
sydney.charlton@teneo.com
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